Exhibit 10.1


                              SETTLEMENT AGREEMENT
                              --------------------


          This Settlement Agreement (the "Settlement Agreement") is entered into effective as of November 14, 2005, by and between GUIDANT CORPORATION ("Guidant"), on the one hand, and JOHNSON & JOHNSON ("J&J"), on the other hand, both of which are sometimes collectively referred to as the "Parties" with reference to the following:

1.   RECITALS:
     --------

       a. Guidant and J&J are Parties to the AGREEMENT AND PLAN OF MERGER, dated as of December 15, 2004 (the "Merger Agreement"), and are entering into an AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the date hereof (the "Amended Agreement"), concurrently with the execution and delivery of this Settlement Agreement.

       b. Guidant is the plaintiff and J&J is the defendant in the following litigation (the "Litigation"): GUIDANT CORPORATION, Plaintiff, -against- JOHNSON & JOHNSON, Defendant, 05 Civ. 9404 (RWS) (AJP).

       c. Each of the Parties desires to permanently settle and resolve any and all claims, disputes, issues or matters that exist between them relating to the matters contemplated by the Merger Agreement or raised by the Litigation as of the date of this Settlement Agreement and to dismiss the Litigation with prejudice.

       d. NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein, and subject to the terms and conditions set forth below, the Parties desire to, and hereby do, resolve their differences and agree as follows:

2.   AGREEMENTS:
     ----------

       a. Dismissal With Prejudice. Immediately following the execution of the Amended Agreement the Parties shall execute and file with the Court a Stipulation of Dismissal With Prejudice of the Litigation, in the form annexed hereto as Exhibit A.

       b. Guidant Release. Guidant, for itself, its predecessors, successors, assigns, affiliates, parents, partners, subsidiaries, divisions and transferees (collectively, the "Guidant Releasors"), releases, remises and forever discharges J&J and each of its predecessors, successors, assigns, affiliates, parents, partners, subsidiaries, divisions, transferees, past and present officers, directors, agents, representatives, attorneys and employees (collectively, the "J&J Releasees"), from any and all claims, demands, rights of action, causes of action, lawsuits, damages, indebtedness, liabilities, obligations, losses or expenses of any nature whatsoever and remedies therefor, duty or relationship, acts, omissions, misfeasance, malfeasance, sums of money, accounts, compensation, contracts, controversies, promises, rights of indemnity, contribution or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, suspected or unsuspected, whether heretofore or now existing or hereafter arising, which could, might or may be claimed to exist prior to the date hereof, whether liquidated or unliquidated, whether existing in law or equity and whether foreseen or unforeseen, which the Guidant Releasors have or have had, or may hereafter claim to have had prior to the Parties' execution of the Amended Agreement against any J&J Releasees arising under the Merger Agreement, including pursuant to or as contemplated by the Litigation. Notwithstanding anything to the contrary herein, this Settlement Agreement and the mutual releases set forth herein, shall not: (i) release the J&J Releasees from their obligations under the Amended Agreement; or (ii) affect the rights of the Guidant Releasors to bring claims under or relating to the Amended Agreement, including bringing claims to enforce their rights under the Amended Agreement.

       c. J&J Release. J&J, for itself, its predecessors, successors, assigns, affiliates, parents, partners, subsidiaries, divisions and transferees (collectively, the "J&J Releasors"), releases, remises and forever discharges Guidant and each of its predecessors, successors, assigns, affiliates, parents, partners, subsidiaries, divisions, transferees, past and present officers, directors, agents, representatives, attorneys and employees (collectively, the "Guidant Releasees"), from any and all claims, demands, rights of action, causes of action, lawsuits, damages, indebtedness, liabilities, obligations, losses or expenses of any nature whatsoever and remedies therefor, duty or relationship, acts, omissions, misfeasance, malfeasance, sums of money, accounts, compensation, contracts, controversies, promises, rights of indemnity, contribution or liability of any type, kind, nature, description or character whatsoever, and irrespective of how, why or by reason of what facts, whether known or unknown, suspected or unsuspected, whether heretofore or now existing or hereafter arising, which could, might or may be claimed to exist prior to the date hereof, whether liquidated or unliquidated, whether existing in law or equity and whether foreseen or unforeseen, which the J&J Releasors have or have had, or may hereafter claim to have had prior to the Parties' execution of the Amended Agreement against any Guidant Releasees arising under the Merger Agreement, including pursuant to or as contemplated by the Litigation. Notwithstanding anything to the contrary herein, this Settlement Agreement and the mutual releases set forth herein, shall not: (i) release the Guidant Releasees from their obligations under the Amended Agreement; or (ii) affect the rights of the J&J Releasors to bring claims under or relating to the Amended Agreement, including bringing claims to enforce their rights under the Amended Agreement.

3.   NOTICES:
     -------

       a. Any notice, demand, request, consent, approval or communication that either Party desires or is required to give to the other Party shall be delivered in accordance with Section 8.02 of the Amended Agreement.

4.   MISCELLANEOUS PROVISIONS:
     ------------------------

       a. In order to carry out the terms and conditions of this Settlement Agreement, the Parties agree to promptly execute upon reasonable request any and all documents and instruments consistent herewith necessary to effectuate the terms of this Settlement Agreement.

       b. By entering into this Settlement Agreement, no Party admits or acknowledges that they committed any wrongdoing whatsoever.

       c. This Settlement Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The United States District Court for the Southern District of New York will have exclusive jurisdiction over any controversies regarding this Settlement Agreement; any action or other proceeding which involves such a controversy will be brought in those courts and not elsewhere. Nothing in this Settlement Agreement is intended to confer on any person not a party hereto any rights or remedies under this Settlement Agreement.

       d. This Settlement Agreement and the Amended Agreement (including the Exhibits and Schedules thereto) are the entire agreement between the Parties with respect to the claims or subject matter of this Settlement Agreement and supersedes all prior and contemporaneous oral and written agreements and discussions pertaining to the claims or subject matter of this Settlement Agreement. This Settlement Agreement may be amended only by a written agreement executed by each of the Parties hereto.

       e. No breach of any provision hereof can be waived unless in writing. Waiver of any one breach of any provision hereof shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

       f. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and each of their respective predecessors, successors, assigns, affiliates, parents, partners, subsidiaries, divisions, transferees, past and present officers, directors, agents, representatives, attorneys and employees.

       g. In the event that any covenant, condition or other provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Settlement Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provisions herein contained. If such condition, covenant or other provisions shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

       h. The Parties hereto, and each of them, represent and declare that in executing this Settlement Agreement, they rely solely upon their own judgment, belief and knowledge, and on the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements covering any matters made by any of the Parties hereto or by any person representing them or any of them. The Parties acknowledge that no Party hereto nor any of their representatives have made any promise, representation or warranty whatsoever, written or oral, as any inducement to enter into this Settlement Agreement, except as expressly set forth in this Settlement Agreement and the Amended Agreement.

       i. The Parties hereto, and each of them, further represent and warrant that they have carefully read this Settlement Agreement and know and understand the contents hereof, and that they signed this Settlement Agreement freely and voluntarily. Each of the representatives executing this Settlement Agreement on behalf of their respective corporations is empowered to do so and thereby binds his respective corporation. The Parties hereto acknowledge and agree that this Settlement Agreement shall be deemed to have been drafted jointly by all Parties hereto.

       j. This Settlement Agreement may be executed in counterparts and when each Party has signed and delivered at least one such counterpart to the other Party, each counterpart shall be deemed an original, and all counterparts taken together shall constitute one and the same agreement, which shall be binding and effective as to all Parties. This Settlement Agreement may be executed via facsimile signatures, which shall have the same force and effect as if they were original signatures to be followed by executed originals

          IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement on the date(s) written beside its name, respectively.



GUIDANT CORPORATION


Dated: November 14, 2005            By:  /s/ Ronald W. Dollens
       -----------------                 ---------------------------------------
                                    Title: President and Chief Executive Officer


JOHNSON & JOHNSON


Dated: November 14, 2005            By:  /s/ Robert J. Darretta
       -----------------                 ---------------------------------------
                                    Title: Vice Chairman and Chief Financial
                                           Officer

                                                                      EXHIBIT A

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK


--------------------------------------------------
                                                  |    05 Civ. 9404 (RJS)
                                                  |
GUIDANT CORPORATION,                              |
                                                  |    STIPULATION OF
                                     Plaintiff,   |     DISMISSAL WITH
                                                  |       PREJUDICE
                 -against-                        |
                                                  |
JOHNSON & JOHNSON,                                |
                                                  |
                                    Defendant.    |
                                                  |
--------------------------------------------------


          IT IS HEREBY STIPULATED AND AGREED by and between the undersigned attorneys of record for the parties to the above-captioned action, pursuant to

Fed. R. Civ. P. 41(a)(1)(ii), that the complaint in the above-captioned action be dismissed with prejudice and without costs to any party as against the other. This stipulation may be filed without further notice.

November 15, 2005

                               SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                     by
                                           /s/ CYRUS AMIR-MOKRI
                                          --------------------------------------
                                               John L. Gardiner (JG-8715)
                                               Cyrus Amir-Mokri (CA-6865)

                                               Four Times Square
                                                   New York, NY 10036
                                                        (212) 735-3000

                                               Attorneys for Plaintiff


                               CRAVATH, SWAINE & MOORE LLP

                                    by
                                           /s/ MICHAEL T. REYNOLDS
                                          --------------------------------------
                                               Robert D. Joffe (RJ-6825)
                                               Rowan D. Wilson (RW-8556)
                                             Michael T. Reynolds (MR-0701)

                                               Worldwide Plaza
                                                   825 Eighth Avenue
                                                        New York, NY 10019
                                                            (212) 474-1000

                                               Attorneys for Defendant